Exhibit 1.1

AMERICAN HOMES 4 RENT, L.P.

$500,000,000 5.500% Senior Notes due 2034

Underwriting Agreement

                                June 18, 2024

BofA Securities, Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Wells Fargo Securities, LLC

550 Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

American Homes 4 Rent, L.P., a Delaware limited partnership (the “Issuer”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 5.500% Senior Notes due 2034 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of February 7, 2018 (the “Base Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), as amended by an Eighth Supplemental Indenture to be dated as of June 26, 2024, with respect to the Securities (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Issuer and the Trustee.

The Issuer hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.            Registration Statement. An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File Nos. 333-272547 and 333-272547-01) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective upon filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Issuer, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented by the Preliminary Prospectus immediately prior to the Applicable Time (as defined below), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Basic Prospectus, such Pricing Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Issuer or American Homes 4 Rent, a Maryland real estate investment trust (“AHR”), filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities, including the items listed on Schedule 2(a) and 2(c) hereto, is hereinafter called an “Issuer Free Writing Prospectus”).

For the purposes of this agreement (this “Agreement”), the “Applicable Time” is 4:45 p.m. (New York City time) on the date of this Agreement.

2.            Purchase and Sale of the Securities.

(a)            The Issuer agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.805% of the principal amount thereof, plus accrued interest, if any, from June 26, 2024 to the Closing Date (as defined below). The Issuer will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)            The Issuer understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package (as defined below). The Issuer acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)            Payment for and delivery of the Securities will be made at the offices of Paul Hastings LLP, 515 South Flower Street, Twenty-Fifth Floor, Los Angeles, California 90071 at 10:00 A.M., New York City time, on June 26, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Issuer may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)            Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Issuer to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuer. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)            The Issuer acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the several Underwriters, on the other, and does not constitute a recommendation, investment advice or solicitation of any action by the Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuer, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer on other matters) or any other obligation to the Issuer except the obligations expressly set forth in this Agreement, (iv) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Issuer agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer in connection with such transaction or the process leading thereto.

3.            Representations and Warranties of the Issuer. The Issuer represents and warrants to each Underwriter that:

(a)            Pricing Disclosure Package and Issuer Free Writing Prospectus. The Pricing Prospectus, as of the Applicable Time, as supplemented by the information listed on Schedule 2(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule 2(a) and 2(c) hereto does not conflict with the information contained in the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by the Underwriters through the Representatives expressly for use therein.

(b)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by the Underwriters through the Representatives expressly for use therein.

(c)            Incorporated Documents. The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by the Underwriters expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule 2(b) hereto.

(d)            Registration Statement and Prospectus. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act and (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by the Underwriters through the Representatives expressly for use therein.

(e)            Organization and Good Standing. AHR is a real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Maryland, with requisite real estate investment trust power and authority to own, lease or operate its properties and to conduct its business as described in the Pricing Prospectus; the Issuer is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware, with requisite limited partnership power and authority to own, lease or operate its properties and to conduct its business as described in the Pricing Prospectus; the only significant subsidiaries, direct or indirect, of the Issuer are listed on Schedule 3 hereto (each a “Issuer Subsidiary” and, collectively, the “Issuer Subsidiaries”); each Issuer Subsidiary is duly organized and validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the state of its incorporation or organization, as applicable, with requisite corporate, limited liability company or limited partnership power and authority to own, lease or operate its properties and to conduct its business as described in the Pricing Prospectus; no direct or indirect subsidiary of the Issuer is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Issuer, from repaying to the Issuer any loans or advances from the Issuer to such direct or indirect subsidiary of the Issuer or from transferring any of such subsidiary’s property or assets to the Issuer or any other direct or indirect subsidiary of the Issuer; all of the outstanding limited liability company or partnership interests, as the case may be, of each of the Issuer Subsidiaries are, except as described in the Pricing Prospectus, owned by the Issuer or another Issuer Subsidiary free and clear of all liens, encumbrances and equities and claims.

(f)            Due Authorization. The Issuer has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(g)            The Indenture. The Base Indenture has been duly authorized, executed and delivered by the Issuer and constitutes a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); the Supplemental Indenture has been duly authorized by the Issuer and on the Closing Date will be duly executed and delivered by the Issuer and, when duly executed and delivered in accordance with its terms by the Trustee, will constitute a valid and legally binding agreement of the Issuer enforceable against the Issuer in accordance with its terms, subject to the Enforceability Exceptions, and the Indenture will conform in all material respects to the requirements of, and will be qualified under, the Trust Indenture Act.

(h)            The Securities. The Securities have been duly authorized by the Issuer and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(i)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer.

(j)            Licenses and Permits. AHR, the Issuer and each Issuer Subsidiary is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Issuer and the Issuer Subsidiaries taken as a whole (a “Material Adverse Effect”).

(k)            Title to Real and Personal Property. AHR, the Issuer and each Issuer Subsidiary has legal, valid and defensible title to all assets and properties reflected as owned by it in the Pricing Prospectus and the Prospectus (whether through fee ownership or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Pricing Prospectus and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property or personal property held under lease by AHR, the Issuer or any Issuer Subsidiary is held under a lease that is valid, existing and enforceable by AHR, the Issuer or the Issuer Subsidiaries, as applicable, with such exceptions as are disclosed in the Pricing Prospectus and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; none of AHR, the Issuer or any Issuer Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of AHR, the Issuer or any Issuer Subsidiary under any such lease, with such exceptions as are disclosed in the Pricing Prospectus and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; no tenant under any lease to which AHR, the Issuer or any Issuer Subsidiary leases any portion of its property is in default under such lease, except as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; none of AHR, the Issuer or any Issuer Subsidiary has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the properties of any of AHR, the Issuer or any Issuer Subsidiary except as disclosed in both the Pricing Prospectus and the Prospectus or as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; title insurance in favor of AHR, the Issuer or the applicable Issuer Subsidiary has been obtained with respect to each property owned by any such entity in an amount that is customary for companies engaged in the same or similar businesses, except where the failure to maintain such title insurance could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and none of AHR, the Issuer or any Issuer Subsidiary has sold or contracted to sell any real property except as disclosed in both the Pricing Prospectus and the Prospectus or as could not otherwise be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(l)            Intellectual Property. AHR, the Issuer and each Issuer Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle AHR, the Issuer and each Issuer Subsidiary to conduct their respective businesses described in the Pricing Prospectus and the Prospectus, and none of AHR, the Issuer or any Issuer Subsidiary has received written notice of any infringement of or conflict with (and, upon due inquiry, none of AHR, the Issuer or any Issuer Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m)            IT Systems and Data. AHR, the Issuer and the Issuer Subsidiaries own or have a valid right to access and use all information technology and computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of AHR, the Issuer and the Issuer Subsidiaries, including the data of AHR’s, the Issuer’s and the Issuer Subsidiaries’ respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them (collectively with such data, the “IT Systems and Data”). (i) Except as disclosed in both the Pricing Prospectus and the Prospectus, the Issuer and AHR are not aware of any security breach or other compromise of or relating to the IT Systems and Data; (ii) AHR, the Issuer and the Issuer Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (iii) AHR, the Issuer and the Issuer Subsidiaries believe they have implemented commercially reasonable backup and disaster recovery technology, including with respect to enabling AHR, the Issuer and the Issuer Subsidiaries to fulfill relevant contractual obligations; (iv) the IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of AHR, the Issuer and the Issuer Subsidiaries as currently conducted; and (v) AHR, the Issuer and the Issuer Subsidiaries believe they are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of each of clauses (i)-(v) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)            Compliance with ERISA. None of AHR, the Issuer or any Issuer Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)            No Unlawful Payments. None of AHR, the Issuer, any Issuer Subsidiary or any of their respective officers, trustees, directors, agents, employees or affiliates purporting to act on behalf of AHR, the Issuer or any Issuer Subsidiary, has within the past five years, directly or indirectly, (i) used corporate funds to make any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any unlawful payment or benefit to any domestic or foreign governmental official or employee, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of AHR, (iv) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law, or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. AHR, the Issuer and the Issuer Subsidiaries have instituted, maintain and enforce, and reasonably expect to continue to maintain and enforce, policies and procedures designed to ensure compliance with applicable anti- bribery and anti-corruption laws.

(p)            REIT Status. AHR has made an election to be taxed as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the provisions of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), commencing with its initial taxable year ending December 31, 2012; as of the Closing Date, AHR will be organized in conformity with the requirements for qualification and taxation as a REIT; the proposed method of operation of AHR as described in the Pricing Prospectus and the Prospectus will enable AHR to meet the requirements for qualification and taxation as a REIT under the Code and no actions have been taken (or not taken which are required to be taken) by AHR that could cause AHR to fail to qualify as a REIT; AHR has no intention of changing its operations or engaging in activities that could cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

(q)            Insider Loans. There are no outstanding loans or advances or guarantees of indebtedness by AHR, the Issuer or any Issuer Subsidiary to or for the benefit of any of the officers, trustees, directors, affiliates or representatives of AHR, the Issuer or any Issuer Subsidiary or any of the members of the families of any of them.

(r)            No Broker’s Fees. Except with respect to the Underwriters, none of AHR, the Issuer or any Issuer Subsidiary has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby.

(s)            No Violation or Default. None of AHR, the Issuer or any Issuer Subsidiary is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or violation of, or default under) (i) its respective charter, bylaws, limited liability company agreement, partnership agreement or other organizational documents, in each case as amended as of the date hereof (collectively, the “Charter Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which AHR, the Issuer or such Issuer Subsidiary is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to AHR, the Issuer or any Issuer Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

(t)            No Conflicts. The execution, delivery and performance by the Issuer of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Issuer with the terms hereof and thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Issuer or any Issuer Subsidiaries, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Issuer or any Issuer Subsidiary is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Issuer or any Issuer Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Issuer or any Issuer Subsidiary.

(u)            Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the descriptions thereof contained in both the Pricing Prospectus and the Prospectus.

(v)            No Consents Required. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Issuer of each of the Transaction Documents, the issuance and sale of the Securities and the compliance by the Issuer with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, other than (i) the registration under the Securities Act of the Securities, (ii) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, if required, and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters.

(w)            Business Licenses. AHR, the Issuer and each Issuer Subsidiary have all necessary licenses, permits, certificates, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and have obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in both the Pricing Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; and none of AHR, the Issuer or any Issuer Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to AHR, the Issuer or any Issuer Subsidiary, the effect of which could reasonably be expected to have a Material Adverse Effect.

(x)            Diligence Documents. The copies of all contracts, agreements, instruments, rent rolls and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Representatives or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto.

(y)            Legal Proceedings. There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of AHR, the Issuer or any Issuer Subsidiary, threatened against AHR, the Issuer or any Issuer Subsidiary or any of their respective properties, trustees, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Preliminary Prospectus and the Prospectus; other than the Underwriters, none of AHR, the Issuer or any Issuer Subsidiary has authorized anyone other than AHR’s trustees and AHR’s officers to make any representations regarding the offer and sale of the Securities, or regarding AHR, the Issuer or such Issuer Subsidiary in connection therewith; and none of AHR, the Issuer or any Issuer Subsidiary has received notice of any order or decree preventing the use of the Pricing Prospectus or the Prospectus or any amendment or supplement thereto.

(z)            No Material Adverse Change. Subsequent to the date of the Preliminary Prospectus, and except as may be otherwise stated in both the Pricing Prospectus and the Prospectus, there has not been (i) any event, circumstance or change that has, or could reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to AHR, the Issuer or any Issuer Subsidiary, contemplated or entered into by AHR, the Issuer or any Issuer Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by AHR or the Issuer, other than in the ordinary course of business, which is material to AHR, the Issuer or any Issuer Subsidiary, (iv) any dividend or distribution of any kind declared, paid or made by AHR, the Issuer or any Issuer Subsidiary on any class of its equity shares (or limited liability company or partnership interests, as applicable) or any purchase by AHR, the Issuer or any Issuer Subsidiary of any of its outstanding shares of beneficial interest (or limited liability company or partnership interests, as applicable), (v) any change of the shares of beneficial interest (or limited liability company or partnership interests, as applicable) of the Issuer or any Issuer Subsidiary, or (vi) any change of indebtedness of AHR, the Issuer or any Issuer Subsidiary.

(aa)      Investment Company Act. None of AHR, the Issuer or any Issuer Subsidiary is or, upon the sale of the Securities as contemplated herein and the application of any of the net proceeds therefrom as described in both the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder).

(bb)      No Registration Rights. No person has the right to require AHR or the Issuer or any Issuer Subsidiary to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(cc)      Conflicts of Interest. None of the independent trustees named in the Pricing Prospectus and the Prospectus has, within the last five years, been employed by or affiliated, directly or indirectly, with AHR, the Issuer or any Issuer Subsidiary, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer, trustee or director of AHR, the Issuer or any Issuer Subsidiary or any of their respective affiliates other than as disclosed in the Prospectus.

(dd)      Broker Dealer. None of AHR, the Issuer, any Issuer Subsidiary or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA.

(ee)      No Stabilization. None of AHR, the Issuer, any Issuer Subsidiary or any of their respective directors, trustees, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(ff)      Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuer as described in each of Pricing Prospectus and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(gg)      Insurance. AHR, the Issuer and each Issuer Subsidiary carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of AHR) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by both the Pricing Prospectus and the Prospectus and as is customary for companies engaged in businesses similar to the business of AHR, the Issuer and the Issuer Subsidiaries, all of which insurance is in full force and effect.

(hh)      Financial Statements. The consolidated financial statements of AHR, including the notes thereto, included or incorporated by reference in both the Pricing Prospectus and the Prospectus fairly present in all material respects the financial condition of AHR as of the respective dates thereof, and the results of its operations for the periods then ended, correctly reflect and disclose all extraordinary items, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis. The consolidated financial statements of the Issuer, including the notes thereto, included or incorporated by reference in both the Pricing Prospectus and the Prospectus fairly present in all material respects the financial condition of the Issuer as of the respective dates thereof, and the results of its operations for the periods then ended, correctly reflect and disclose all extraordinary items, and have been prepared in conformity with GAAP applied on a consistent basis. All disclosures contained in the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(ii)            Independent Accountants. Ernst & Young LLP, who has certified certain financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, whose reports with respect to such financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus are included or incorporated by reference in the Pricing Prospectus and the Prospectus and who have delivered the comfort letters referred to in Section 6(f)(i) hereof, is an independent registered public accounting firm with respect to AHR and the Issuer within the meaning of the Securities Act and the rules and regulations of the Commission thereunder.

(jj)      Accounting Controls. AHR maintains systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by AHR’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Pricing Prospectus and the Prospectus, there are no material weaknesses in AHR’s internal controls; since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in AHR’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, AHR’s internal control over financial reporting.

(kk)      Disclosure Controls. AHR maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to AHR, the Issuer and the Issuer Subsidiaries is made known to AHR’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects.

(ll)      Compliance with Anti-Money Laundering Laws. None of AHR, the Issuer, any Issuer Subsidiary or, to the knowledge of AHR, the Issuer or any Issuer Subsidiary, any director, trustee, officer, employee, agent or affiliate of AHR, the Issuer or any Issuer Subsidiary, has made any payment of funds of AHR, the Issuer or any Issuer Subsidiary or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving AHR, the Issuer or any Issuer Subsidiary or, to the knowledge of AHR, the Issuer or any Issuer Subsidiary, any director, trustee, officer, employee, agent or affiliate of AHR, the Issuer or any Issuer Subsidiary, with respect to the Money Laundering Laws is pending or, to the knowledge of AHR, the Issuer or any Issuer Subsidiary, threatened.

(mm)      No Conflicts with Sanctions Laws. None of AHR, the Issuer or any Issuer Subsidiary or, to the knowledge of AHR, the Issuer or any Issuer Subsidiary, any director, trustee, officer, agent, employee or affiliate of AHR, the Issuer or any Issuer Subsidiary is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State (and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is controlled by an individual or entity that is currently subject to Sanctions, nor is AHR, the Issuer or any Issuer Subsidiary located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and neither AHR nor the Issuer will directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or any activities in any Sanctioned Country or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, AHR, the Issuer and each Issuer Subsidiary have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn)      Certificates. Any certificate signed by any officer of AHR, the Issuer or any Issuer Subsidiary delivered to the Representatives or to counsel for the Representatives pursuant to or in connection with this Agreement shall be deemed a representation and warranty by AHR, the Issuer or such Issuer Subsidiary, as applicable, to the Representatives as to the matters covered thereby.

(oo)            Taxes (i) AHR, the Issuer and the Issuer Subsidiaries have accurately prepared and timely filed any and all material federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all material taxes, assessments, governmental or other similar charges, including without limitation, all material sales and use taxes and all material taxes which AHR, the Issuer and the Issuer Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions, (ii) no deficiency assessment with respect to a proposed material adjustment of the federal, state, local or foreign taxes of AHR, the Issuer or any Issuer Subsidiary is pending or, to the best of the knowledge of AHR, the Issuer or any Issuer Subsidiary, threatened; and (iii) there is no material tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of AHR, the Issuer or any Issuer Subsidiary.

(pp)      Certain Environmental Matters. Except as described in both the Pricing Prospectus and the Prospectus or as would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) none of AHR, the Issuer or any Issuer Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) AHR, the Issuer and the Issuer Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of AHR, the Issuer or any Issuer Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against AHR, the Issuer or any Issuer Subsidiary, and (iv) to the knowledge of AHR, the Issuer or any Issuer Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting AHR, the Issuer or any Issuer Subsidiary relating to Hazardous Materials or any Environmental Laws.

(qq)      Benefit Plans. Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by AHR, the Issuer, any Issuer Subsidiary or any of their affiliates for employees or former employees of AHR, the Issuer, any Issuer Subsidiary or any of their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA.

(rr)      No Labor Disputes. No labor disturbance by or dispute with employees of AHR, the Issuer or any Issuer Subsidiary exists or, to the knowledge of AHR, the Issuer or any Issuer Subsidiary, is contemplated or threatened, and none of AHR, the Issuer or any Issuer Subsidiary is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of AHR’s, the Issuer’s or the Issuer Subsidiary’s principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(ss)      Statistical and Market Data. Nothing has come to the attention of AHR, the Issuer or any Issuer Subsidiary that has caused AHR, the Issuer or any Issuer Subsidiary to believe that the statistical and market-related data included in each of the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(tt)      Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)      No Material Adverse Change. None of AHR, the Issuer or any of the Issuer Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the equity shares (or limited liability company or partnership interests, as applicable) or long-term debt of AHR, the Issuer or any of the Issuer Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of AHR, the Issuer and the Issuer Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus.

(vv)      Disclosure. The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities” insofar as they summarize the terms of the Securities, and under the captions “Supplemental U.S. Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations” insofar as they summarize certain provisions of the laws and documents referred to therein, are accurate, complete and fair summaries of the matters referred to therein in all material respects.

(ww)      Status under the Securities Act. (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, AHR was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, AHR was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(xx)            XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

4.            Further Agreements of the Issuer. The Issuer covenants and agrees with each Underwriter that:

(a)            Required Filings. The Issuer will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; and AHR will file promptly all reports and any definitive proxy or information statements required to be filed by AHR with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below); and the Issuer will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Issuer will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(b)            Delivery of Copies. The Issuer will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.

(c)            Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Issuer will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)            Notice to the Representatives. The Issuer will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Issuer of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Issuer of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuer will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Pricing Disclosure Package, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)            Pricing Disclosure Package. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)            Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented including such documents to be incorporated by reference therein will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)            Blue Sky Compliance. The Issuer will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Issuer shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)            Earning Statement. The Issuer will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)            Clear Market. During the period from the date hereof through and including the Closing Date, the Issuer will not without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer and having a tenor of more than one year.

(j)            Use of Proceeds. The Issuer will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(k)            DTC. The Issuer will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)            No Stabilization. The Issuer will not take, and will cause AHR to not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m)            Record Retention. The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)            Licenses. Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of AHR’s and the Issuer’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred

5.            Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)            It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Issuer and not incorporated by reference into the Registration Statement and any press release issued by the Issuer) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 2 or prepared pursuant to Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuer in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex A hereto without the consent of the Issuer.

(b)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Issuer if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuer of its covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Issuer, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The representations and warranties of the Issuer contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuer and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by AHR, the Issuer or any Issuer Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by AHR, the Issuer or any Issuer Subsidiary (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Sections 3(z) and (uu) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)            Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Issuer who has specific knowledge of the Issuer’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuer in this Agreement are true and correct and that the Issuer has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)            Comfort Letters. (i) On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of AHR and the Issuer, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and

(ii)            the Issuer shall have furnished to the Representatives certificates, dated the date of this Agreement and the Closing Date and addressed to the Representatives, of AHR’s chief financial officer and chief operating officer with respect to certain data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)            Opinion and 10b-5 Statement of Counsel for the Issuer. (x) Hogan Lovells US LLP, counsel for the Issuer, shall have furnished to the Representatives, at the request of the Issuer, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto, and (y) Fried, Frank, Harris, Shriver & Jacobson LLP shall have furnished to the Representatives, at the request of the Issuer, their written tax opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Paul Hastings LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)            Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Issuer and such other Issuer Subsidiaries as the Representatives may reasonably request, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)            DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l)            Indenture and Securities. The Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Issuer and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Issuer and duly authenticated by the Trustee.

(m)            Additional Documents. On or prior to the Closing Date, the Issuer shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.            Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Issuer agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 405), directors and officers, agents and employees and each person, if any, who controls, is under common control with or is controlled by, such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)	to the extent that any such expense is not paid under clause (i) of this Section 7(a), against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 7(a); provided, that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Issuer, which consent shall not unreasonably be delayed or withheld; provided, however, that for the avoidance of doubt, any indemnification provided under this Section 7(a) shall not be duplicative; and

(3)	to the extent that any such expense is not paid under clause (i) or clause (ii) of this Section 7(a), against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel (in addition to any local counsel)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, described in clause (i) of this Section 7(a); provided, however, that for the avoidance of doubt, any indemnification provided under this Section 7(a) shall not be duplicative;

provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein.

(b)            Indemnification of the Issuer. Each Underwriter agrees to indemnify and hold harmless the Issuer and each of its directors, trustees and officers who signed the Registration Statement, and each person, if any, who (i) controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Issuer against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, in reliance upon and in conformity with information relating to the Underwriters and furnished to the Issuer in writing by any Underwriter through the Representatives expressly for use therein.

(c)            Notice and Procedure. Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly as reasonably practicable after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, but the obligation to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 7, and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 7 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party, and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of legal counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of legal counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. Notwithstanding the foregoing sentence, if an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel for which it is entitled to be reimbursed under this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7(c) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Issuer, on the one hand, or the Underwriters, on the other hand, the Issuer, on the one hand, and the Underwriters, on the other hand, will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Issuer and applied towards such losses, claims, liabilities, expenses and damages from persons other than the Underwriters, such as persons who control the Issuer within the meaning of the Securities Act, officers of the Issuer who signed the Registration Statement and directors or trustees of the Issuer, who also may be liable for contribution) to which the Issuer, on the one hand, and the Underwriters, on the other hand, may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities (before deducting expenses) received by the Issuer bear to the total compensation received by the Underwriters (before deducting expenses) from the sale of Securities on behalf of the Issuer. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Issuer, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contributions pursuant to this subsection were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this subsection shall be deemed to include, for the purpose of this subsection, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with subsection (c) hereof. Notwithstanding the foregoing provisions of this subsection, no Underwriter shall be required to contribute any amount in excess of the commissions received by such Underwriter under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection, any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of the Underwriters, will have the same rights to contribution as that party, and each officer, director and trustee of the Issuer who signed the Registration Statement will have the same rights to contribution as the Issuer, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this subsection except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of subsection (c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to subsection (c) hereof. The Underwriters’ obligations in this subsection (d) are several in proportion to their respective obligations and are not joint.

(e)            Non-Exclusive Remedy. The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, trustee and director of the Issuer and to each person, if any, who controls the Issuer within the meaning of the Securities Act.

8.            Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.            Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Issuer, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market; (ii) a suspension or material limitation in trading any securities issued or guaranteed by AHR, the Issuer on any exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Prospectus.

10.            Defaulting Underwriter.

(a)            If any Underwriter shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder on the Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Issuer shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Issuer that you have so arranged for the purchase of such Securities, or the Issuer notifies you that it has so arranged for the purchase of such Securities, you or the Issuer shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Issuer agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you, the Issuer as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased on the Closing Date, then the Issuer shall have the right to require each non-defaulting Underwriter to purchase the aggregate principal amount of Securities which such Underwriter agreed to purchase hereunder on the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the aggregate principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you, the Issuer as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all of the Securities to be purchased on the Closing Date, or if the Issuer shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Issuer, except for the expenses to be borne by the Issuer and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.            Payment of Expenses.

(a)            The Issuer covenants and agrees with the several Underwriters that the Issuer will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among the Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(g) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) the cost of preparing certificates for the Securities, if any; (v) the cost and charges of any trustee, including the fee and disbursement of counsel of the Trustee, if any; (vi) the costs and expenses of the Issuer relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics and fees and expenses of any consultants engaged in connection with the road show presentations; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

(b)            If this Agreement shall be terminated pursuant to Section 9 hereof (other than Section 9(ii)), the Issuer shall not then be under any liability to any defaulting Underwriter except as provided in Sections 9 and 11(a) hereof; but, if for any other reason any Securities are not delivered by or on behalf of the Issuer as provided herein, the Issuer will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Issuer shall then be under no further liability to any Underwriter except as provided in Sections 9 and 11(a) hereof.

12.            Persons Entitled to Benefit of Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuer and, to the extent provided in Sections 9 and 11 hereof, the directors, officers or trustees and each person who controls the Issuer or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

13.            Essence of Time. Time shall be of the essence of this Agreement.

14.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer and the Underwriters contained in this Agreement or made by or on behalf of the Issuer or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuer or the Underwriters.

15.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

16.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity (as defined below) or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17, (w) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (x) the term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (y) the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (z) the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.            Miscellaneous.

(a)            Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)            Notices. All statements, requests, notices, agreements and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, NY10036, Attention: High Grade Transaction Management/Legal, Facsimile: (212) 901-7881, Email: dg.hg ua notices@bofa.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn: Investment Grade Syndicate Desk, Fax: (212) 834-6081; Morgan Stanley & Co. LLC at 1585 Broadway, 29th Floor, New York, New York 10036, attention of Investment Banking Division, facsimile: (212) 507-8999; Wells Fargo Securities, LLC at 550 South Tryon, 5th floor, Charlotte, NC 28202 (fax: 704-410-0326), Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com. Notices to the Issuer shall be given to them at to the address of the Issuer set forth on the cover of the Registration Statement, Attention: Chief Legal Officer.

(c)            No Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

(d)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e)            Submission to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

(f)            Waiver of Jury Trial. The Issuer and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(g)            Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the offering and sale of the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

(h)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)            Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Issuer is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Issuer relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

(j)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(k)            Representatives. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AMERICAN HOMES 4 RENT, L.P.

By:	American Homes 4 Rent, its general partner

By:	/s/ Christopher C. Lau
Name: Christopher C. Lau
Title: Chief Financial Officer

Accepted: As of the date first written above

BofA Securities, Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

BOFA SECURITIES, INC.

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Tammy Serbee
Name: Tammy Serbee
Title: Managing Director

wells fargo securities, llc

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director